Exhibit 99.2

CENTREPATH, INC

FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004 (CONSOLIDATED)

WITH

INDEPENDENT AUDITORS’ REPORT

CENTREPATH, INC.

Table of Contents

Page Number

Independent Auditors’ Report	1 - 2

Financial Statements:

Balance Sheets	3

Statements of Operations	4

Statements of Changes in Stockholders’ Equity (Deficit)	5

Statements of Cash Flows	6

Notes to Financial Statements	7 - 19

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Stockholders
CentrePath, Inc.
Waltham, Massachusetts

We have audited the accompanying balance sheet of CentrePath, Inc. (the Company) as of December 31, 2005, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended. We have also audited the consolidated balance sheet of CentrePath, Inc. as of December 31, 2004, and the related consolidated statements of operations, changes in stockholders equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

Except as discussed in the following paragraph, we conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Because 2004 was our first audit of the Company, in accordance with the terms of our engagement, we did not apply audit procedures necessary to satisfy ourselves about the classifications and amounts comprising the balance sheet at December 31, 2003. Significant aspects of the balance sheet at that date, including classifications and amounts, may have affected the determination of the results of operations and cash flows for the year ended December 31, 2004.

In our opinion, the 2005 financial statements referred to above present fairly, in all material respects, the financial position of CentrePath, Inc. as of December 31, 2005, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Because of the matter discussed above, the scope of our work was not sufficient to enable us to express, and we do not express, an opinion on the results of operations and cash flows for the year ended December 31, 2004, or on the consistency of application of accounting principles with the preceding year. In our opinion, the consolidated balance sheet referred to in the first paragraph presents fairly, in all material respects, the financial position of CentrePath, Inc. as of December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in the financial statements, the Company has an accumulated deficit at December 31, 2005 and has suffered substantial net losses since inception, which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are disclosed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Carlin, Charron & Rosen, LLP
Westborough, Massachusetts
July 20, 2006

CENTREPATH, INC.

Balance Sheets
December 31, 2005 and 2004 (Consolidated)

Assets
	2005	2004
Current assets
Cash and cash equivalents	$1,998,421	$1,662,235
Accounts receivable, net	622,017	719,173
Unbilled revenues	176,980	189,512
Prepaid expenses and other current assets	541,958	332,775
Deferred contract costs	712,296	712,296
	4,051,672	3,615,991

Property and equipment, net	2,210,742	3,309,580

Deferred contract costs	744,180	1,456,476

Total assets	$7,006,594	$8,382,047

Liabilities and Stockholders' Equity (Deficit)

Current liabilities
Accounts payable	$882,311	$337,957
Current portion of long-term debt	372,537	383,185
Deferred revenue, current portion	1,502,956	1,872,838
Other current liabilities and accrued expenses	641,776	599,810
	3,399,580	3,193,790

Long-term liabilities
Long-term debt, net of current portion	3,576,377	2,085,229
Deferred revenue, net of current portion	1,071,569	2,077,691
	4,647,946	4,162,920

	8,047,526	7,356,710

Stockholders' equity (deficit)	(1,040,932)	1,025,337

Total liabilities and stockholders' equity (deficit)	$7,006,594	$8,382,047

See independent auditors' report and notes to consolidated financial statements.

CENTREPATH, INC.

Statements of Operations
For the Years Ended December 31, 2005 and 2004 (Consolidated)

	2005	2004

Revenue
Remote management services	$6,191,013	$5,576,045
Consulting services	3,496,924	2,228,037
Software development	78,156	2,088,990
Software license	70,884	102,620
	9,836,977	9,995,692

Cost of revenue
Remote management services	5,133,052	4,727,381
Consulting services	3,444,105	2,621,848
Software development	3,386	2,169,721
Software license	7,088	10,262
	8,587,631	9,529,212

Gross margin	1,249,346	466,480

Operating expenses
General and administrative	2,847,539	2,859,173
Sales	3,478,213	2,924,810
Engineering	1,960,018	-
	8,285,770	5,783,983

Operating loss	(7,036,424)	(5,317,503)

Other income (expense)
Interest income	61,065	15,328
Interest expense	(315,389)	(74,609)
Gain on sale of property and equipment	3,900	256,748
Other income	255,790	150,470
	5,366	347,937

Loss before income taxes	(7,031,058)	(4,969,566)

Provision for income taxes	-	-

Net loss	$(7,031,058)	$(4,969,566)

See independent auditors' report and notes to consolidated financial statements.

CENTREPATH, INC.

Statements of Changes in Stockholders' Equity (Deficit)
For the Years Ended December 31, 2005 and 2004 (Consolidated)

	Series A	Series A	Series B	Series B							Accumulated
	Preferred	Preferred	Preferred	Preferred	Common	Common	Additional		Stockholders'		Other	Total
	Stock	Stock	Stock	Stock	Stock	Stock	Paid-In	Stock	Notes	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Warrants	Receivable	Deficit	Income	Equity (Deficit)

Balance, January, 1 2004	4,000,000	$40,000	-	$-	47,897	$479	$178,212,890	$-	$-	$(172,415,815)	$18,603	$5,856,157

Issuance of warrants to purchase common stock
in exchange for rent	-	-	-	-	-	-	-	43,027	-	-	-	43,027

Issuance of warrants to purchase preferred stock
in conjunction with debt financing - Series A	-	-	-	-	-	-	-	34,841	-	-	-	34,841

Issuance of restricted stock	-	-	-	-	210,000	2,100	18,900	-	-	-	-	21,000

Issuance of restricted stock in exchange for
promissory notes	-	-	-	-	720,000	7,200	64,800	-	(72,000)	-	-	-

Exercise of stock options	-	-	-	-	6,666	67	600	-	-	-	-	667

Capitalization of legal costs	-	-	-	-	-	-	(19,721)	-	-	-	-	(19,721)

Amortization of deferred compensation	-	-	-	-	-	-	-	-	-	45,000	-	45,000

Net loss	-	-	-	-	-	-	-	-	-	(4,969,566)	-	(4,969,566)

Other comprehensive income
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	-	13,932	13,932

Total comprehensive loss												-

Balance, January 1, 2005	4,000,000	40,000	-	-	984,563	9,846	178,277,469	77,868	(72,000)	(177,340,381)	32,535	1,025,337

Dissolution of CentrePath UK, Ltd.											(32,535)	(32,535)

Issuance of $.01 par value per share Series B
Convertible Preferred Stock	-	-	2,254,282	22,542	-	-	4,977,456	-	-	-	-	4,999,998

Issuance of warrants to purchase preferred stock
in conjunction with debt financing - Series B	-	-	-	-	-	-	-	52,000	-	-	-	52,000

Repurchase of restricted stock	-	-	-	-	(66,000)	(660)	(5,940)	-	-	-	-	(6,600)

Exercise of stock options	-	-	-	-	34,176	342	3,074	-	-	-	-	3,416

Capitalization of legal costs	-	-	-	-	-	-	(51,490)	-	-	-	-	(51,490)

Net loss	-	-	-	-	-	-	-	-	-	(7,031,058)	-	(7,031,058)

Balance, December 31, 2005	4,000,000	$40,000	2,254,282	$22,542	952,739	$9,528	$183,200,569	$129,868	$(72,000)	$(184,371,439)	$-	$(1,040,932)

See independent auditors' report and notes to consolidated financial statements.

CENTREPATH, INC.

Statements of Cash Flows
For the Years Ended December 31, 2005 and 2004 (Consolidated)

	2005	2004
Cash flows from operating activities
Net loss	$(7,031,058)	$(4,969,566)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	1,270,856	1,948,501
Gain on dissolution of CentrePath UK, Ltd.	(32,535)	-
Gain on sale of property and equipment	(3,900)	(256,748)
Interest expense related to warrants issued with debt	-	3,255
Deferred compensation expense	-	45,000
Warrants issued in lieu of rent payments	-	43,027
Foreign currency translation adjustment	-	13,932
Changes in operating assets and liabilities
(Increase) decrease in:
Accounts receivable	97,156	232,287
Unbilled revenues	12,532	(144,615)
Prepaid expenses and other current assets	(209,183)	353,862
Deferred contract costs	712,296	716,615
Increase (decrease) in:
Accounts payable	492,864	(135,724)
Deferred revenue	(1,376,004)	(992,051)
Other current liabilities and accrued expenses	41,966	(76,436)

Net cash used for operating activities	(6,025,010)	(3,218,661)

Cash flows from investing activities
Proceeds from sale of property and equipment	3,900	343,148
Purchases of property and equipment	(172,018)	(311,195)

Net cash (used for) provided by investing activities	(168,118)	31,953

Cash flows from financing activities
Proceeds from issuance of stock	5,003,414	24,375
Proceeds from issuance of debt	4,000,000	2,500,000
Payments of debt	(2,467,500)	-
Repurchase of restricted stock	(6,600)	-
Payments of legal expenses associated with equity financing	-	(19,721)

Net cash provided by financing activities	6,529,314	2,504,654

Net increase (decrease) in cash and cash equivalents	336,186	(682,054)

Cash and cash equivalents - beginning	1,662,235	2,344,289

Cash and cash equivalents - ending	$1,998,421	$1,662,235

Supplemental disclosures of cash flows information

Cash paid during the year for:

Interest	$315,389	$83,498
Income taxes	$10,034	$23,692

Non-cash investing and financing activities

Issuance of stock for stockholders' notes receivable	$-	$72,000
Fair value of stock warrants issued in connection with debt issuance	$52,000	$34,841
Accrual of legal expenses associated with equity financing	$51,490	$-

See independent auditors' report and notes to consolidated financial statements.

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

1.	Nature of Operations

Organization

CentrePath, Inc. (the Company) was initially incorporated in Delaware as GiantLoop Network, Inc. In October 2003, CentrePath reincorporated in Delaware and changed its name to CentrePath, Inc. as part of a corporate restructuring.

CentrePath, based in Waltham, MA, provides Data Center Networking, the processing, storage, and transport of business-critical information among multiple data centers and enterprise locations to ensure the availability, integrity, and performance of enterprise systems, applications, and data solutions to Global 2000 companies. CentrePath offers consulting services, remote management services and software that help companies assess, design, test, implement, and manage Data Center Networking infrastructures.

Liquidity and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial losses since inception and has an accumulated deficit of over $184,000,000 through December 31, 2005. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Subsequent to year end the Company raised an additional $10,050,000 through the issuance of Series C Convertible Preferred Stock. The ultimate success of the Company is still dependent upon its ability to secure additional financing to meet its working capital and ongoing product development needs.

In addition, the Company continues to diversify its customer base and review and eliminate operating expenses where possible. Management believes the Company’s current source of liquidity, funding and customer demand are adequate to sustain its current level of operations. There can be no assurance that the Company will achieve the necessary level of revenue to continue its business or that adequate sources of financing will be available at all, when needed, or on commercially acceptable terms.

2.	Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements as of and for the year ended December 31, 2004 include the accounts of CentrePath and its wholly-owned subsidiary, CentrePath UK Ltd.

Continued -

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

2. Summary of Significant Accounting Policies (Continued)

CentrePath UK Ltd ceased operations in 2004 and, as such, the December 31, 2005 financial statements are not presented on a consolidated basis. All significant intercompany accounts and transactions relating to 2004 were eliminated in consolidation.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market funds of major financial institutions, which are subject to minimal credit and market risk. Cash equivalents are stated at fair value.

Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses, approximate their fair values due to their short maturities.

Property and Equipment
Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Repairs and maintenance costs are expensed as incurred.

Deferred Contract Costs
Deferred contract costs represent prepayments on dark fiber leases and optical network equipment. The costs are being expensed over the life of the related customer contract.

Continued -

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

2.	Summary of Significant Accounting Policies (Continued)

Capitalized Software Development Costs
The Company incurs certain costs to develop computer software to be licensed or otherwise marketed to customers. Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires that costs incurred internally in creating a computer software product should be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detailed program design or, in its absence, completion of a working model. The Company has no capitalized software development costs at December 31, 2005 and 2004.

Revenue Recognition and Deferred Revenue
The Company recognizes revenue when all of the following criteria have been met: Persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the fees for the arrangement are fixed or determinable; and collection is reasonably assured.

In accordance with the provisions of Statement of Position (SOP) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9, the Company recognizes revenue from perpetual software licenses upon product shipment, provided no significant vendor and post contract customer obligations remain at the time of shipment. The Company recognizes revenue from post contract (maintenance) support services ratably on a straight-line basis over the life of the applicable agreement. Service revenues from consulting and implementation services, including training, are recognized upon performance of the services. Long-term service contracts are recognized using the percentage-of-completion method (based on the ratio of costs incurred to total estimated costs). Revenue from completed equipment sales is recognized upon the shipment of the equipment. Revenue from equipment sales which are inseparable from the related maintenance contracts is recognized ratably over the term of the contract. Payments made in advance on consulting and service contracts, the unearned portion of customer billings as well as upfront payments made for the sale of optical network equipment being recognized over the service life of the contract, are included in deferred revenue in the accompanying balance sheets.

Provisions for estimated losses on uncompleted contracts are made on a contract-by-contract basis and are recognized in the period in which losses become probable and can be reasonably estimated.

Advertising Costs
Advertising costs are charged to operations as incurred. There were no advertising costs for the years ended December 31, 2005 and 2004.

Continued -

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

2.	Summary of Significant Accounting Policies (Continued)

Income Taxes
The Company accounts for income taxes according to the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using enacted tax laws and rates that will be in effect when the differences are expected to reverse. The primary components of the Company’s deferred tax assets are net tax loss carryforwards, book over tax depreciation, and amortization of fixed and intangible assets. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized.

Stock-Based Compensation
The Company accounts for stock-based awards to officers, directors and employees (collectively, employees) using the intrinsic-value method as prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices, which are at least equal to the fair market value of the Company’s common stock at the date of grant.

The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards (SFAS) No. 123 and the enhanced disclosures required by SFAS No. 148. Had compensation cost for the Company’s stock plans been determined consistently with SFAS No. 123, the Company’s pro forma net loss for the years ended December 31, 2005 and 2004 would have been as follows:

	2005	2004

Net loss, as reported	$(7,031,058)	$(4,969,566)
Less - stock-based compensation expense determined under fair value method for all stock options, net of related income tax expense	(10,388)	(4,846)

Pro forma net loss	$(7,041,446)	$(4,974,412)

In computing this pro forma amount for the year, the Company has used a minimum value option pricing model with the following assumptions for 2005 and 2004: a weighted-average risk-free rate of return ranging from 4.27 - 4.29%; an expected option life of 10 years; and no dividends. For the purpose of this disclosure, the estimated fair value of the options is amortized to expense over the options’ vesting periods. The effects of applying SFAS No. 123 in these pro forma disclosures are not indicative of future amounts. The fair value of options granted in 2005 and 2004 amounted to $.13 and $.03 per share, respectively.

Continued -

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

2.	Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements
SFAS No. 123 (revised 2004), Share-Based Payment requires companies to recognize in the statement of income the grant-date fair value of stock options and other equity-based compensation.  That cost will be recognized over the period during which an employee is required to perform service in exchange for the award, usually the vesting period. SFAS No. 123 (revised 2004) is effective in the annual period beginning after December 15, 2005.  The Company is evaluating the impact of the adoption of SFAS No. 123 (revised 2004) on the Company’s financial position and results of operations.
Reclassifications
Certain amounts in the prior year financial statements have been reclassified for comparative purposes to conform with the current year presentation. These reclassifications had no effect on 2004 net income as previously reported.

3.	Concentration of Credit Risk and Major Customers

Financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash and cash equivalents and accounts receivable.

The Company’s customer base is primarily composed of Global 2000 companies located throughout North America and the United Kingdom. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential losses, if necessary. At December 31, 2005, 46% of the Company’s accounts receivable were due from two customers. Revenue from one customer represented 11% of total revenue for the year ended December 31, 2005.

The Company also has a concentration of credit represented by cash balances at certain large commercial banks in amounts which occasionally exceed current federal deposit insurance limits. The financial stability of these institutions is continually reviewed by senior management.

4.	Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful collections of $11,519 and $1,120 at December 31, 2005 and 2004, respectively. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicate that the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each balance sheet date.

5.	Stockholders’ Notes Receivable

During 2004 the Company loaned $24,000 and $48,000 to two officers, who are also stockholders of the Company, relating to the purchase of restricted stock (Note 10). Interest accrues on the principal balance at 5.5% compounded quarterly. Principal and interest payments are only required upon certain liquidation events. Accrued interest receivable on the loans is $7,494 and $3,534 at December 31, 2005 and 2004, respectively.

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

6.	Property and Equipment

Property and equipment at December 31, 2005 and 2004 consists of the following:

	2005	2004

Computer equipment and software	$10,629,253	$10,457,235
Furniture and equipment	414,017	414,017
Leasehold improvements	2,797,921	2,797,921
Accumulated depreciation	(11,630,449)	(10,359,593)
Net	$2,210,742	$3,309,580

Depreciation and amortization expense for the year ended December 31, 2005 and 2004 was $1,270,856 and $1,948,501, respectively.

7.	Long-Term Debt

In 2005 the Company received $4,000,000 from issuing a note with detachable warrants. The note bears interest at 10.25% through the interest only period of September 1, 2006 and then will be fixed at the existing prime rate plus 3%. The note is secured by all assets of the Company. Principal and interest will be payable in monthly installments of approximately $128,442 from September 2006 through September 2009. A balloon payment of approximately $295,000 is also due in September 2009. The detachable warrants were for the purchase of 90,172 shares of Series B Redeemable Convertible Preferred Stock. The warrants expire in December 2012.

The Company allocated the investment proceeds between the note and warrants based on their relative fair values. The relative fair value of the warrants was determined to be $52,000, which was recorded as a reduction of the carrying amount of the note. The discount is being amortized to interest expense over the term of the note. The fair value of the warrant was based on the Black-Sholes calculation using the following assumptions: 0% dividend yield, 0% volatility, 4.41% average risk free rate and a 7 year life.

Maturities of long-term debt at December 31, 2005 are as follows:

Year ending
December 31,
2006	$386,404
2007	1,241,313
2008	1,374,698
2009	997,585
	4,000,000
Less discount	(51,086)	*
Total outstanding debt	$3,948,914

* $13,867 is short-term

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

8.  Series A Redeemable Convertible Preferred Stock

4,150,000 shares of Series A Redeemable Convertible Preferred Stock (Series A preferred stock) have been authorized. 4,000,000 shares of Series A preferred stock are issued and outstanding at December 31, 2005. The par value is $.01 per share. The Preferred Stock has the following characteristics:

Voting
The holders of the Series A preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each Series A preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Conversion
Each share of the Series A preferred stock is convertible into common stock at the option of the holder based on a formula which currently would result in a 1-for-1 exchange. The formula is subject to adjustment for anti-dilution or if shares of common stock or securities convertible into shares of common stock are sold for a lower per-share price. The Series A preferred stock will automatically convert to common stock upon the closing of a public offering of the Company’s common stock in which gross proceeds equal or exceed $20,000,000 and in which the public offering price per share is not less than $8.88.

Dividends
The holders of the Series A preferred stock are not entitled to receive any dividends or other distributions from the Company. In the event that the Board of Directors of the Company shall declare a dividend payable upon the outstanding shares of common stock, other than a dividend consisting solely of additional shares of common stock, the holders of the Series A preferred stock shall be entitled to the same amount of dividends in respect of the preferred stock of such a series as would be declared payable on the largest number of full shares of common stock into which all shares of Series A preferred stock of such series held by each such holder can be converted pursuant to the conversion rights detailed above.

Liquidation Preference
In the event of any liquidation, merger, consolidation, dissolution or winding up of the affairs of the Company, the holders of the Series A preferred stock are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $1.00 per share adjusted for stock dividends or splits and certain anti-dilution provisions, plus any unpaid dividends. In the event that sufficient amounts are not available to pay the entire liquidating preference to the holders of either the Series A or Series B preferred stock, all such holders will share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. In the event that sufficient amounts are available to pay the entire liquidating preference the holders of the series A or Series B shall also be entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

9.	Series B Redeemable Convertible Preferred Stock

2,400,000 shares of Series B Redeemable Convertible Preferred Stock (Series B preferred stock) have been authorized. 2,254,283 shares of Series B preferred stock are issued and outstanding at December 31, 2005. The par value is $.01 per share. The Preferred Stock has the following characteristics:

Voting
The holders of the Series B preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each Series B preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Conversion
Each share of the Series B preferred stock is convertible into common stock at the option of the holder based on a formula which currently would result in a 1-for-1 exchange. The formula is subject to adjustment for anti-dilution or if shares of common stock or securities convertible into shares of common stock are sold for a lower per-share price. The Series B preferred stock will automatically convert to common stock upon the closing of a public offering of the Company’s common stock in which gross proceeds equal or exceed $20,000,000 and in which the public offering price per share is not less than $8.88.

Dividends
The holders of the Series B preferred stock are not entitled to receive any dividends or other distributions from the Company. In the event that the Board of Directors of the Company shall declare a dividend payable upon the outstanding shares of common stock, other than a dividend consisting solely of additional shares of common stock, the holders of the Series B preferred stock shall be entitled to the same amount of dividends in respect of the preferred stock of such a series as would be declared payable on the largest number of full shares of common stock into which all shares of Series B preferred stock of such series held by each such holder can be converted pursuant to the conversion rights detailed above.

Liquidation Preference
In the event of any liquidation, merger, consolidation, dissolution or winding up of the affairs of the Company, the holders of the Series B preferred stock are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $2.218 per share adjusted for stock dividends or splits and certain anti-dilution provisions, plus any unpaid dividends. In the event that sufficient amounts are not available to pay the entire liquidating preference to the holders of either the Series A or Series B preferred stock, all such holders will share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. In the event that sufficient amounts are available to pay the entire liquidating preference the holders of the series A or Series B shall also be entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

10.	Common Stock

9,250,000 and 6,500,000 shares of common stock have been authorized at December 31, 2005 and 2004, respectively, at a par value of $.01 per share. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

As of December 31, 2005 and 2004, respectively, the Company had 810,000 and 930,000 shares of common stock that are subject to stock restriction agreements (the Restriction Agreements) under the 2000 Stock Option and Grant Plan. Pursuant to the Restriction Agreements, the Company has the right to repurchase all or any portion of the shares of common stock in the event of termination of employment. The per share purchase price of the shares subject to repurchase is (i) in the case of shares that are vested shares as of the date of the event giving rise to the repurchase, the fair market value of the vested shares or (ii) in the case of unvested shares, the original per share purchase price.

Shares subject to such repurchase rights generally vest 33.3% after one and a half months of service and 6.67% for each three-month period over the remaining thirty months, subject in certain cases to acceleration provisions. As of December 31, 2005 and 2004, respectively, 594,000 and 428,000 restricted shares were vested.

During 2005, 54,000 shares of restricted stock vested for employees who were terminated, that the Company did not repurchase, and are now considered unrestricted common stock

11.	Common Stock Warrants Outstanding

Prior to 2004, the Company issued warrants to third parties to purchase 10,019 shares of common stock at $2.00 per share and 119.02 shares of common stock at $2,491 per share. In 2004 the Company issued warrants to third parties to purchase 43,027 shares of common stock at $.01 per share in exchange for rental services. Rent expense of $43,027 was recognized in 2004 related to these warrants.

Also in 2004, the Company issued warrants to purchase 130,000 shares of Series A Redeemable Convertible Preferred Stock at $1.00 per share and in 2005 issued warrants to purchase 90,172 shares of Series B redeemable convertible preferred stock at $2.22 per share in conjunction with debt financings.

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

12.	Stock Option Plan

The Company adopted the GiantLoop Network, Inc. 2000 Stock Option and Grant Plan (the Plan), as amended. The Plan provides for the granting of incentive and nonqualified stock options to employees, consultants and directors of the Company. The total number of shares of common stock that may be issued pursuant to the exercise of options granted under the Plan as of December 31, 2005 and 2004 was 2,547,478 and 1,947,204, respectively. Subsequent to year end, the number of authorized shares of the Plan were increased to 3,282,245 via a vote of the Board of Directors. The exercise price of each stock option shall be specified by the Board of Directors at the time of grant. However, incentive stock options may not be granted at less than the fair market value of the Company’s common stock at the date of grant or for a term in excess of ten years. Options granted under the Plan generally vest over a three-year period for employees and over the service period for non-employees and expire ten years from the date of the grant. The options are not transferable except by will or domestic relations order.

A summary of Company stock option transactions is presented below:

	2005		2004
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price

Outstanding at January 1,	708,996	$4.09	608,467	$4.09
Granted	523,500.40		419,915.10
Exercised	(34,176)	.10	(6,666)	.10
Canceled	(108,356)	2.14	(312,720)	2.14
Outstanding at December 31,	1,089,964	2.58	708,996	2.58

Options exercisable at December 31,	374,210	4.53	227,601	7.38

Options available for grant	545,046		293,916

Continued -

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

12.	Stock Option Plan (Continued)

The following table summarizes information about stock options outstanding at December 31, 2005:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number of	Remaining	Average	Number of	Average
Exercise	Options	Contractual	Exercise	Options	Exercise
Price	Outstanding	Life (Yrs.)	Price	Exercisable	Price

$ .10	633,000	8.05	$.10	369,418	$.10
.44	452,000	9.60	.44	0.44
86.96	4,080	6.50	86.96	4,080	86.96
490.08	167	5.65	490.08	171	490.08
588.15	514	7.19	588.15	342	588.15
3,220.13	68	6.44	3,220.13	68	3,220.13
6,116.78	131	6.06	6,116.78	131	6,116.78
	1,089,964	8.69	$1.85	374,210	$4.53

The following table summarizes information about stock options outstanding at December 31, 2004:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number of	Remaining	Average	Number of	Average
Exercise	Options	Contractual	Exercise	Options	Exercise
Price	Outstanding	Life (Yrs.)	Price	Exercisable	Price

$ .10	704,032	8.99	$.10	222,809	$.10
86.96	4,080	6.50	86.96	4,080	86.96
490.08	171	5.65	490.08	171	490.08
588.15	514	7.19	588.15	342	588.15
3,220.13	68	6.44	3,220.13	68	3,220.13
6,116.78	131	6.17	6,116.78	131	6,116.78
	708,996	8.97	$2.58	227,601	$7.38

The Company has reserved 1,653,010 and 1,002,912 shares of common stock related to this plan as of December 31, 2005 and 2004, respectively.

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

13.	Income Taxes

Deferred tax assets (liabilities) consist of the following:

	2005	2004
Net operating losses carried forward	$52,000,000	$49,000,000
Property and equipment	3,000,000	5,000,000
Capitalized research & development costs	4,000,000	3,000,000
Other	2,000,000	1,000,000
Net deferred tax asset	61,000,000	58,000,000
Less: Valuation Allowance	(61,000,000)	(58,000,000)
Net deferred	$-	$-

A reconciliation of current and deferred income taxes for 2005 is as follows:

Current tax expense
Federal	$-
State	-
$-
Deferred tax benefit
Federal	(2,000,000)
State	(1,000,000)
Change in valuation allowance	3,000,000
-
Total provision for income taxes	$-

Realization of deferred tax assets is dependent upon the generation of future taxable income. The Company has provided a valuation allowance for the full amount of its deferred tax assets since it is more likely than not these future benefits will not be realized. If the Company achieves future profitability, these deferred tax assets could be available to offset future income taxes.

At December 31, 2005, the Company has federal and state net operating loss carryforwards of approximately $130,000,000 and $131,000,000, respectively, which are available to reduce future taxable income The Company also has federal and state research and development tax credit carryforwards of approximately $800,000 available to reduce future tax liabilities. The carryforwards expire at various dates through 2025. Certain changes in the Company’s ownership could result in limitations on the amount of carryforwards which may be utilized in future years. The Company has not determined the effect of these limitations.

14.	401(k) Savings Plan

The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the direction of the Board of Directors. There were no Company contributions for the years ended December 31, 2005 and 2004.

CENTREPATH, INC.

Notes to Financial Statements
For the Years Ended December 31, 2005 and 2004

15.	Commitments

The Company leases office space under a non-cancelable operating lease that expires in 2009. The lease includes certain renewal and expansion options, and escalation clauses for the Company’s proportionate share of increases in building maintenance costs. Total rent expense under this operating lease was $737,616 and $789,522 in 2005 and 2004, respectively.

Future minimum lease payments are as follows:

Year ending
December 31,

2006	$737,616
2007	737,616
2008	491,744

Total minimum lease payment	$1,966,976

CENTREPATH, INC.

Statement of Operations
For the Nine Months Ended September 30, 2006 and 2005
(Unaudited)

	2006	2005

Revenue
Remote managed services	$4,487,238	$4,635,468
Consulting services	2,993,769	2,398,647
Software development	-	78,156
Software license	-	70,884
	7,481,007	7,183,155

Cost of Sales
Remote managed services	3,920,255	3,412,067
Consulting services	2,665,035	2,191,872
Software development	-	3,386
Software license	-	7,088
	6,585,290	5,614,413

Gross Margin	895,717	1,568,742

Operating Expense
General and administrative	1,643,720	2,747,855
Sales	3,144,742	2,254,267
Engineering	1,660,022	1,286,660
Stock compensation expense	56,944	-
	6,505,428	6,288,782

Operating loss	(5,609,711)	(4,720,040)

Other income (expense)
Interest income	179,865	47,442
Interest expense	(388,422)	(148,541)
Other income	6,082	225,715
	(202,475)	124,615

Loss before income taxes	(5,812,186)	(4,595,425)

Provision for income taxes	-	-

Net loss	$(5,812,186)	$(4,595,425)

The accompanying notes are an integral part of these consolidated financial statements.

CENTREPATH, INC.

Balance Sheets
September 30, 2006 and 2005
(Unaudited)

	2006	2005
Assets
Current assets
Cash and Cash Equivalents	$5,977,834	$2,048,185
Accounts Receivable, net	666,703	788,271
Unbilled revenues	69,551	381,055
Prepaid expenses and other current assets	288,892	355,035
Deferred contract costs	118,716	712,296
Total Current Assets	7,121,696	4,284,842

Property and Equipment, net	1,821,000	2,452,414
Deferred contract costs	-	922,254

Total Assets	$8,942,696	$7,659,510

Current Liabilities
Accounts Payable	$387,311	$579,529
Current portion of long-term debt	1,198,250	781,540
Deferred revenue, current portion	818,919	1,732,085
Other current liabilities and accrued expenses	554,913	488,750
Total Current Liabilities	2,959,393	3,581,904

Long-term liabilities
Loan Payable, net of current portion	2,768,796	1,516,508
Deferred Revenue, net of current portion	-	1,178,833
	2,768,796	2,695,341

Total Liabilities	5,728,189	6,277,245

Stockholders' equity	3,214,507	1,382,265

Total Liabilities and Equity	$8,942,696	$7,659,510

The accompanying notes are an integral part of these consolidated financial statements.

CENTREPATH, INC.

Statement of Cash Flows
For the Nine Months Ended September 30, 2006 and 2005
(Unaudited)

	2006	2005
Cash flows from operating activities
Net Loss	$(5,812,186)	$(4,595,425)
Adjustments to reconcile net loss to net cash
used for operating activities:
(Increase) decrease in:
Depreciation and amortization	580,456	979,198
Gain on sale of property and equipment	(2,000)	(3,900)
Accounts receivable	(44,686)	(69,098)
Unbilled revenues	107,429	(191,543)
Prepaid expenses and other current assets	253,066	(22,260)
deferred contract costs	1,337,760	534,222
Stock compensation expense	56,944
Increase (decrease) in:
Accounts payable	(495,000)	241,572
Deferred revenue	(1,755,606)	(1,039,611)
Other current liabilities and accrued expenses	(45,108)	(79,475)
Net cash used in operating activities	(5,818,931)	(4,246,320)

Cash flows from investing activities
Proceeds from sale of property and equipment	2,000	3,900
Purchases of property and equipment	(190,714)	(122,031)
Net cash used in investing activities	(188,714)	(118,131)

Cash flows from financing activities
Proceeds from issuance of stock	10,056,031	4,999,998
Payments of debt	(42,844)	(201,952)
Repurchase of restricted stock	-	(4,800)
Payments of legal expense associated with equity financing	(26,129)	(42,845)
Net cash provided by financing activities	9,987,058	4,750,401

Net increase in cash and cash equivalents	3,979,413	385,950

Cash and cash equivalents - beginning	1,998,421	1,662,235
Cash and cash equivalents - ending	$5,977,834	$2,048,185

Supplemental disclosures of cash flows information

Cash paid during the nine months ended:

Interest	$327,446	$124,166
Income taxes	$10,101	$9,007

Non-cash investing and financing activities

Accrual of legal expenses associated with equity financing	$45,350	$42,845

The accompanying notes are an integral part of these consolidated financial statements.

CENTREPATH, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 and 2005
(Unaudited)

	Series A	Series A	Series B	Series B	Series C	Series C							Accumulated
	Preferred	Preferred	Preferred	Preferred	Preferred	Preferred	Common	Common	Additional		Stockholders'	Accumulated	Other	Total
	Stock	Stock	Stock	Stock	Stock	Stock	Stock	Stock	paid-in	Stock	Notes	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	captial	Warrants	Receivable	Deficit	Income	Equity (Deficit)
														deficit

Balance, January 1, 2005	4,000,000	$40,000	-	$-	-	$-	984,563	$9,846	$178,277,469	$77,868	$(72,000)	$(177,340,381)	$32,535	$1,025,337

Issuance of $.01 par value per share Series B
Convertible Preferred Stock			2,254,282	22,542					4,977,456					4,999,998

Repurchase of restricted stock							(48,000)	(480)	(4,320)					(4,800)

Capitalization of legal costs									(42,845)					(42,845)

Net loss from January 1, 2005 to September 30, 2005												(4,595,425)		(4,595,425)

Balance, October 1, 2005	4,000,000	40,000	2,254,282	22,542	-	-	936,563	9,366	183,207,760	77,868	(72,000)	(181,935,806)	32,535	1,382,265

Dissolution of CentrePath UK Ltd.													(32,535)	(32,535)

Issuance of warrants to purchase preferred stock
in conjunction with debt financing - Series B										52,000				52,000

Repurchase of restricted stock							(18,000)	(180)	(1,620)					(1,800)

Exercise of Stock Options							34,176	342	3,074					3,416

Capitalization of legal costs									(8,645)					(8,645)

Net loss from October 1, 2005 to December 31, 2005										-		(2,435,633)		(2,435,633)

Balance, January 1, 2006	4,000,000	$40,000	2,254,282	$22,542	-	$-	952,739	$9,528	$183,200,569	$129,868	$(72,000)	$(184,371,439)	$-	$(1,040,932)

Issuance of $.01 par value per share Series C
Convertible Preferred Stock					4,180,532	10,050,000								10,050,000

Exercise of Stock Options								263	5,768					6,031

Stock compensation expense									56,944					56,944

Capitalization of legal costs										(45,350)				(45,350)

Net loss												(5,812,186)		(5,812,186)

Balance, September 30, 2006	4,000,000	$40,000	2,254,282	$22,542	4,180,532	$10,050,000	952,739	$9,791	$183,263,281	$84,518	$(72,000)	$(190,183,625)	$-	$3,214,507

The accompanying notes are an integral part of these consolidated financial statements.

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ending September 30, 2006 and 2005

1. Nature of Operations

Organization

CentrePath, Inc. (the Company) was initially incorporated in Delaware as GiantLoop Network, Inc. In October 2003, CentrePath reincorporated in Delaware and changed its name to CentrePath, Inc. as part of a corporate restructuring.

CentrePath, based in Waltham, MA, provides Data Center Networking, the processing, storage, and transport of business-critical information among multiple data centers and enterprise locations to ensure the availability, integrity, and performance of enterprise systems, applications, and data solutions to Global 2000 companies. CentrePath offers consulting services and remote management services that help companies assess, design, test, implement, and manage Data Center Networking infrastructures.

Liquidity and Management’s Plans

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company has incurred substantial losses since inception and has an accumulated deficit of over $190,000,000 through September 30, 2006. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

In March 2006 the Company raised an additional $10,050,000 through the issuance of Series C Convertible Preferred Stock. The ultimate success of the Company is still dependent upon its ability to secure additional financing to meet its working capital and ongoing product development needs.

In addition, the Company continues to diversify its customer base and review and eliminate operating expenses where possible. Management believes the Company’s current source of liquidity, funding and customer demand are adequate to sustain its current level of operations. There can be no assurance that the Company will achieve the necessary level of revenue to continue its business or that adequate sources of financing will be available at all, when needed, or on commercially acceptable terms.

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ending September 30, 2006 and 2005

2.  Summary of Significant Accounting Policies

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. Cash equivalents consist of money market funds of major financial institutions, which are subject to minimal credit and market risk. Cash equivalents are stated at fair value.

Fair Value of Financial Instruments
The carrying amounts of the Company’s financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses, approximate their fair values due to their short maturities.

Property and Equipment
Property and equipment are recorded at cost and are depreciated over their estimated useful lives using the straight-line method. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the related asset. Repairs and maintenance costs are expensed as incurred.

Deferred Contract Costs
Deferred contract costs represent prepayments on dark fiber leases and optical network equipment. The costs are being expensed over the life of the related customer contract.

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ending September 30, 2006 and 2005

 2. Summary of Significant Accounting Policies (Continued)

Capitalized Software Development Costs
The Company incurs certain costs to develop computer software to be licensed or otherwise marketed to customers. Statement of Financial Accounting Standards (SFAS) No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, requires that costs incurred internally in creating a computer software product should be charged to expense when incurred as research and development until technological feasibility has been established for the product. Technological feasibility is established upon completion of a detailed program design or, in its absence, completion of a working model. The Company has no capitalized software development costs at September 30, 2006 and 2005.

Revenue Recognition and Deferred Revenue
The Company recognizes revenue when all of the following criteria have been met: Persuasive evidence of an arrangement exists; delivery has occurred or services have been rendered; the fees for the arrangement are fixed or determinable; and collection is reasonably assured.

In accordance with the provisions of Statement of Position (SOP) No. 97-2, Software Revenue Recognition, as amended by SOP No. 98-9, the Company recognizes revenue from perpetual software licenses upon product shipment, provided no significant vendor and post contract customer obligations remain at the time of shipment. The Company recognizes revenue from post contract (maintenance) support services ratably on a straight-line basis over the life of the applicable agreement. Service revenues from consulting and implementation services, including training, are recognized upon performance of the services. Long-term service contracts are recognized using the percentage-of-completion method (based on the ratio of costs incurred to total estimated costs). Revenue from completed equipment sales is recognized upon the shipment of the equipment. Revenue from equipment sales which are inseparable from the related maintenance contracts is recognized ratably over the term of the contract. Payments made in advance on consulting and service contracts, the unearned portion of customer billings as well as upfront payments made for the sale of optical network equipment being recognized over the service life of the contract, are included in deferred revenue in the accompanying balance sheets.

Provisions for estimated losses on uncompleted contracts are made on a contract-by-contract basis and are recognized in the period in which losses become probable and can be reasonably estimated.

Advertising Costs
Advertising costs are charged to operations as incurred. There were no advertising costs for the nine (9) months ended September 30, 2006 and 2005.

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

 2. Summary of Significant Accounting Policies (Continued)

Income Taxes
The Company accounts for income taxes according to the liability method. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and income tax bases of assets and liabilities and are measured using enacted tax laws and rates that will be in effect when the differences are expected to reverse. The primary components of the Company’s deferred tax assets are net tax loss carryforwards, book over tax depreciation, and amortization of fixed and intangible assets. Valuation allowances are provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized.

Stock-Based Compensation

At September 30, 2006, the Company has a stock option plan and separate employee related stock option agreements, which are described more fully in Note 12. Prior to January 1, 2006, the Company accounted for those plans and agreements under the recognition and measurement provisions of APB Opinion No. 25, Accounting for Stock Issued to Employees , and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation . No stock-based employee compensation cost was recognized in the Statement of Operations for the nine month period ended September 30, 2005, as all outstanding unvested options granted under those plans at that time had an exercise price equal to the market value of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment , using the modified-prospective-transition method. Under this transition method, compensation cost recognized in fiscal 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the original provisions of Statement 123, and (b) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Results for prior periods have not been restated.

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

 3. Concentration of Credit Risk and Major Customers

Financial instruments that potentially expose the Company to a concentration of credit risk principally consist of cash and cash equivalents and accounts receivable.

The Company’s customer base is primarily composed of Global 2000 companies located throughout North America and the United Kingdom. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential losses, if necessary. At September 30, 2006, 38% of the Company’s accounts receivable were due from two customers. Revenue from one customer represented 11% and 12% of total revenue for the nine months ended September 30, 2006 and 2005, respectively.

The Company also has a concentration of credit represented by cash balances at certain large commercial banks in amounts which occasionally exceed current federal deposit insurance limits. The financial stability of these institutions is continually reviewed by senior management.

4. Accounts Receivable

Accounts receivable are presented net of an allowance for doubtful collections of $11,519 and $2,660 at September 30, 2006 and 2005. In determining this allowance, objective evidence that a single receivable is uncollectible as well as a historical pattern of collections of accounts receivable that indicate that the entire face amount of a portfolio of accounts receivable may not be collectible is considered at each balance sheet date.

5. Stockholders’ Notes Receivable

During 2004 the Company loaned $24,000 and $48,000 to two officers, who are also stockholders of the Company, relating to the purchase of restricted stock (Note 10). Interest accrues on the principal balance at 5.5% compounded quarterly. Principal and interest payments are only required upon certain liquidation events. Accrued interest receivable on the loans is $7,494 and $3,534 at September 30, 2006 and 2005, respectively.

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

 6. Property and Equipment

Property and equipment at September 30, 2006 and 2005 consists of the following:

	9/30/2006	9/30/2005

Computer equipment and software	$10,803,008	$10,579,267
Furniture and equipment	430,975	414,017
Leasehold improvements	2,797,921	2,797,921
Accumulated depreciation	(12,210,904)	(11,338,791)
Net	$1,821,000	$2,452,414

Depreciation and amortization expense for the nine months ended September 30, 2006 and 2005 was $580,455 and $979,197, respectively.

7. Long-Term Debt

In 2005 the Company received $4,000,000 from issuing a note with detachable warrants. The interest rate was fixed at 10.25% through the interest only period, which ended September 1, 2006. The rate was fixed at 11.25%, prime plus 3%. The note is secured by all assets of the Company. Principal and interest will be payable in monthly installments of $130,208 from September 2006 through September 2009. A balloon payment of approximately $295,000 is also due in September 2009. The detachable warrants were for the purchase of 90,172 shares of Series B Redeemable Convertible Preferred Stock. The warrants expire in December 2012.

The Company allocated the investment proceeds between the note and warrants based on their relative fair values. The relative fair value of the warrants was determined to be $52,000, which was recorded as a reduction of the carrying amount of the note. The discount is being amortized to interest expense over the term of the note. The fair value of the warrant was based on the Black-Sholes calculation using the following assumptions: 0% dividend yield, 0% volatility, 4.41% average risk free rate and a 7 year life.

Maturities of long-term debt at September 30, 2006 are as follows:

Twelve months ended
September 30,
2007	$1,519,371
2008	1,378,274
2009	1,102,355

4,000,000

Less discount	(32,954) *
Total outstanding debt	$3,967,046

* $8,898 is short-term

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

8. Series A Redeemable Convertible Preferred Stock

4,150,000 shares of Series A Redeemable Convertible Preferred Stock (Series A preferred stock) have been authorized. 4,000,000 shares of Series A preferred stock are issued and outstanding at December 31, 2005. The par value is $.01 per share. The Preferred Stock has the following characteristics:

Voting
The holders of the Series A preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each Series A preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Conversion
Each share of the Series A preferred stock is convertible into common stock at the option of the holder based on a formula which currently would result in a 1-for-1 exchange. The formula is subject to adjustment for anti-dilution or if shares of common stock or securities convertible into shares of common stock are sold for a lower per-share price. The Series A preferred stock will automatically convert to common stock upon the closing of a public offering of the Company’s common stock in which gross proceeds equal or exceed $20,000,000 and in which the public offering price per share is not less than $8.88.

Dividends
The holders of the Series A preferred stock are not entitled to receive any dividends or other distributions from the Company. In the event that the Board of Directors of the Company shall declare a dividend payable upon the outstanding shares of common stock, other than a dividend consisting solely of additional shares of common stock, the holders of the Series A preferred stock shall be entitled to the same amount of dividends in respect of the preferred stock of such a series as would be declared payable on the largest number of full shares of common stock into which all shares of Series A preferred stock of such series held by each such holder can be converted pursuant to the conversion rights detailed above.

Liquidation Preference
In the event of any liquidation, merger, consolidation, dissolution or winding up of the affairs of the Company, the holders of the Series A preferred stock are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $1.00 per share adjusted for stock dividends or splits and certain anti-dilution provisions, plus any unpaid dividends. In the event that sufficient amounts are not available to pay the entire liquidating preference to the holders of either the Series A or Series B preferred stock, all such holders will share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. In the event that sufficient amounts are available to pay the entire liquidating preference the holders of the series A or Series B shall also be entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

9. Series B Redeemable Convertible Preferred Stock

2,400,000 shares of Series B Redeemable Convertible Preferred Stock (Series B preferred stock) have been authorized. 2,254,283 shares of Series B preferred stock are issued and outstanding at December 31, 2005. The par value is $.01 per share. The Preferred Stock has the following characteristics:

Voting
The holders of the Series B preferred stock are entitled to vote, together with the holders of common stock, on all matters submitted to stockholders for a vote. Each Series B preferred stockholder is entitled to the number of votes equal to the number of shares of common stock into which each preferred share is convertible at the time of such vote.

Conversion
Each share of the Series B preferred stock is convertible into common stock at the option of the holder based on a formula which currently would result in a 1-for-1 exchange. The formula is subject to adjustment for anti-dilution or if shares of common stock or securities convertible into shares of common stock are sold for a lower per-share price. The Series B preferred stock will automatically convert to common stock upon the closing of a public offering of the Company’s common stock in which gross proceeds equal or exceed $20,000,000 and in which the public offering price per share is not less than $8.88.

Dividends
The holders of the Series B preferred stock are not entitled to receive any dividends or other distributions from the Company. In the event that the Board of Directors of the Company shall declare a dividend payable upon the outstanding shares of common stock, other than a dividend consisting solely of additional shares of common stock, the holders of the Series B preferred stock shall be entitled to the same amount of dividends in respect of the preferred stock of such a series as would be declared payable on the largest number of full shares of common stock into which all shares of Series B preferred stock of such series held by each such holder can be converted pursuant to the conversion rights detailed above.

Liquidation Preference
In the event of any liquidation, merger, consolidation, dissolution or winding up of the affairs of the Company, the holders of the Series B preferred stock are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $2.218 per share adjusted for stock dividends or splits and certain anti-dilution provisions, plus any unpaid dividends. In the event that sufficient amounts are not available to pay the entire liquidating preference to the holders of either the Series A or Series B preferred stock, all such holders will share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of such shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. In the event that sufficient amounts are available to pay the entire liquidating preference the holders of the series A or Series B shall also be entitled to participate in liquidation distributions with the holders of Common Stock, pro rata based on the number of shares of Common Stock held by each (assuming conversion into Common Stock of all such shares).

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

 10. Common Stock

14,500,000 and 9,250,000 shares of common stock have been authorized at September 30, 2006 and 2005, respectively, at a par value of $.01 per share. Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when declared by the Board of Directors, subject to the prior rights of holders of all classes of stock outstanding.

As of September 30, 2006 and 2005, respectively, the company had 570,000 and 810,000 shares of common stock that are subject to stock restriction agreements (the Restriction Agreements) under the 2000 Stock Option and Grant Plan. Pursuant to the Restriction Agreements, the Company has the right to repurchase all or any portion of the shares of common stock in the event of termination of employment. The per share purchase price of the shares subject to repurchase is (i) in the case of shares that are vested shares as of the date of the event giving rise to the repurchase, the fair market value of the vested shares or (ii) in the case of unvested shares, the original per share purchase price.

Shares subject to such repurchase rights generally vest 33.3% after one and a half months of service and 6.67% for each three-month period over the remaining thirty months, subject in certain cases to acceleration provisions. As of September 30, 2006 and 2005 532,000 and 540,000 restricted shares were vested.

During 2006, 240,000 shares of restricted stock vested for an employee who terminated, that the Company did not repurchase, and are now considered unrestricted common stock

11. Common Stock Warrants Outstanding

Prior to 2004, the Company issued warrants to third parties to purchase 10,019 shares of common stock at $2.00 per share and 119.02 shares of common stock at $2,491 per share. In 2004 the Company issued warrants to third parties to purchase 43,027 shares of common stock at $.01 per share in exchange for rental services. Rent expense of $43,027 was recognized in 2004 related to these warrants.

Also in 2004, the Company issued warrants to purchase 130,000 shares of Series A Redeemable Convertible Preferred Stock at $1.00 per share and in 2005 issued warrants to purchase 90,172 shares of Series B redeemable convertible preferred stock at $2.22 per share in conjunction with debt financings.

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

 12. Stock Option Plan

The Company adopted the GiantLoop Network, Inc. 2000 Stock Option and Grant Plan (the Plan), as amended. The Plan provides for the granting of incentive and nonqualified stock options to employees, consultants and directors of the Company. The total number of shares of common stock that may be issued pursuant to the exercise of options granted under the Plan as of September 30, 2006 and 2005 was 3,396,078 and 2,547,478, respectively. The exercise price of each stock option shall be specified by the Board of Directors at the time of grant. However, incentive stock options may not be granted at less than the fair market value of the Company’s common stock at the date of grant or for a term in excess of ten years. Options granted under the Plan generally vest over a three-year period for employees and over the service period for non-employees and expire ten years from the date of the grant. The options are not transferable except by will or domestic relations order.

The following table summarizes the activity under the stock option plan for the nine month periods ended September 30, 2006 and 2005:

	Periods ended September 30,
	2006		2005
		Weighted		Weighted
		Average		Average
	Number of	Exercise	Number of	Exercise
	Options	Price	Options	Price

Outstanding at January 1,	1,089,964	$1.85	708,996	$4.09
Granted	1,175,373.47		447,500.39
Exercised	(26,326)	.23	―	―
Canceled	(1,050,581)	.52	(88,856)	.10
Outstanding at September 30,	1,188,430	1.70	1,067,640	1.87

Options exercisable at September 30,	454,611	3.78	328.162	5.16

Options available for grant	1,269,748		567,370

The following table summarizes information about stock options outstanding at September 30, 2006:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number of	Remaining	Average	Number of	Average
Exercise	Options	Contractual	Exercise	Options	Exercise
Price	Outstanding	Life (Yrs.)	Price	Exercisable	Price
$.10	513,508	7.20	$.10	449,757	$.10
.44	447,875	9.16	.44	0.44
.48	222,193	9.57	.48	0.48
86.96	4,080	4.76	86.96	4,080	86.96
490.08	147	3.88	490.08	147	490.08
588.15	433	5.45	588.15	433	588.15
3,220.13	68	4.69	3,220.13	68	3,220.13
6,116.78	126	4.42	6,116.78	126	6,116.78
	1,188,430	8.37	$1.70	454,611	$3.78

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

 12. Stock Option Plan (Continued)

The following table summarizes information about stock options outstanding at September 30, 2005:

	Options Outstanding			Options Exercisable
		Weighted
		Average	Weighted		Weighted
	Number of	Remaining	Average	Number of	Average
Exercise	Options	Contractual	Exercise	Options	Exercise
Price	Outstanding	Life (Yrs.)	Price	Exercisable	Price

$.10	690,640	8.31	$.10	323,370	$.10
.44	372,036	9.80	.44	0.44
86.96	4,080	6.44	86.96	4,080	86.96
490.08	171	5.76	490.08	171	490.08
588.15	514	4.90	588.15	342	588.15
3,220.13	68	5.69	3,220.13	68	3,220.13
6,116.78	131	5.42	6,116.78	131	6,116.78
	1,067,640	8.82	$1.85	328,162	$5.16

The Company has reserved 3,282,245 and 1,653,010 shares of common stock related to this plan as of September 30, 2006 and 2005, respectively.

During 2006 we implemented SFAS No.123R, which requires the Company to account for the value of our stock based compensation as an expense. The Company is utilizing the modified prospective application transition method in implementing this standard. Under the modified prospective application, SFAS No 123R applies to new awards and to awards modified, repurchased, or cancelled after the effective date, which is January 1, 2006. Additionally, compensation cost for the stock options issued prior to January 1, 2006 is recognized as the requisite service is rendered for these awards. The value of all options granted prior to January 1, 2006 was calculated utilizing the minimum value model.

The weighted-average fair value of stock-based compensation to our employees is based on the single option value approach. The Company has estimated its forfeiture rate to be 25% of stock will take place and it is assumed that no dividends will be declared. The weighted-average fair-value calculations are based on the following assumptions:

	Nine months ended September 30,
	2006	2005

Dividend yield	0%	0%
Estimated life (in years)	6.25	10.0
Expected volatility	100%	N/A
Risk-free interest rate	5.17%	4.29%

The fair value of options granted during the nine months ended September 30, 2006 and 2005 amounted to $.38 and $.13 per share, respectively.

CENTREPATH, INC.

Notes to Financial Statements
For the Nine Months Ended September 30, 2006 and 2005

12. Stock Option Plan (Continued)

For pro-forma purposes, the estimated fair value of stock-based compensation awards to employees is amortized using the straight-line method over the vesting period of the options.

	Nine months ended September 30,
	2006	2005
Reported net loss	$(5,812,186)	$(4,595,425)
Employee stock-based compensation included in reported net loss	56,944	-
Employee stock-based compensation as calculated under the fair value method (SFAS No. 123)	(56,944)	(8,877)
Pro forma net loss	$(5,812,186)	$(4,586,548)

13. Income Taxes

Deferred tax assets (liabilities) consist of the following:

As of September 30,
	2006	2005
Deferred tax assets
Net operating losses carried forward	$57,000,000	$52,000,000
Property and equipment	3,000,000	3,000,000
Capitalized research & development costs	4,000,000	4,000,000
Other	-	1,000,000

Deferred tax liabilities
Deferred revenue	(1,000,000)	(1,000,000)

Net deferred tax asset	63,000,000	59,000,000
Less: Valuation Allowance	(63,000,000)	(59,000,000)
Net deferred	$-	$-

A reconciliation of current and deferred income taxes for the nine months ended September 2006 is as follows:

Current tax expense
Federal		$-
State		-
		$-
Deferred tax benefit
Federal		(3,000,000)
State		(1,000,000)
Change in valuation allowance		4,000,000

Total provision for income taxes		$-

Realization of deferred tax assets is dependent upon the generation of future taxable income. The Company has provided a valuation allowance for the full amount of its deferred tax assets since it is more likely than not these future benefits will not be realized. If the Company achieves future profitability, these deferred tax assets could be available to offset future income taxes.

CENTREPATH, INC.

Notes to Financial Statements
For the Years Nine Months Ended September 30, 2006 and 2005

13. Income Taxes (Continued)

At September 30, 2006, the Company has federal and state net operating loss carryforwards of approximately $140,000,000 and $141,000,000, respectively, which are available to reduce future taxable income The Company also has federal and state research and development tax credit carryforwards of approximately $900,000 available to reduce future tax liabilities. The carryforwards expire at various dates through 2025. Certain changes in the Company’s ownership could result in limitations on the amount of carryforwards which may be utilized in future years. The Company has not determined the effect of these limitations.

14. 401(k) Savings Plan

The Company has a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis. Company contributions to the plan may be made at the direction of the Board of Directors. There were no Company contributions for the nine months ended September 30, 2006 and 2005.

15. Commitments

The Company leases office space under a non-cancelable operating lease that expires in 2009. The lease includes certain renewal and expansion options, and escalation clauses for the Company’s proportionate share of increases in building maintenance costs. Total rent expense under this operating lease was $553,212 for the nine months ended September 30, 2006 and 2005.

Future minimum lease payments are as follows:

Twelve months ending
September 30,

2007	$737,616
2008	676,148

Total minimum lease payment	$1,413,764